Exhibit 10.2

LEASE AGREEMENT
(BRAC Trust No. 2005-[ ])

Dated as of May ____, 2005

among

BRAC Trust No. 2005-[ ], as Lessor

WILMINGTON TRUST COMPANY, in its individual
capacity only to the extent expressly stated in Section 18.10 hereof and otherwise not in its individual capacity but solely as trustee under the Trust Agreement (BRAC Trust No. 2005-[ ])
and

BUDGET RENT A CAR SYSTEM, INC., as Lessee

THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTER-PARTS. ONLY THE “ORIGINAL” COUNTERPART OF THIS LEASE AGREEMENT CONTAINING THE RECEIPT THEREFOR EXECUTED BY WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE, ON THE SIGNATURE PAGE THEREOF EVIDENCES THE MONETARY OBLIGATIONS OF LESSEE HEREUNDER AND TO THE EXTENT, IF ANY, THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN SAID “ORIGINAL” COUNTERPART.

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(i)

SCHEDULE I	-	Return Locations
SCHEDULE II	-	Closing Date Rent Factors

SCHEDULE III	-	Pricing Assumptions

SCHEDULE IV	-	TRAC Amounts

SCHEDULE V	-	Closing Date Renewal Termination Values

EXHIBIT A	-	TRAC Certificate

(ii)

Page
EXHIBIT B	-	Lease Supplement

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(iii)

LEASE AGREEMENT
(BRAC Trust No. 2005-[ ])

LEASE AGREEMENT (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005, among BRAC TRUST NO. 2005-[ ], as Lessor, WILMINGTON TRUST COMPANY, in its individual capacity only to the extent expressly stated in Section 18.10 hereof and otherwise not in its individual capacity but solely as trustee under the Trust Agreement (BRAC Trust No. 2005-[ ]), and BUDGET RENT A CAR SYSTEM, INC., as Lessee.

SECTION 1.  DEFINITIONS

All capitalized terms used herein which are not defined in the body hereof shall have the meanings specified in Appendix A to the Participation Agreement.

SECTION 2.  LEASE OF VEHICLES

On each Funding Date, upon execution and delivery of a Funding Date Lease Supplement and the satisfaction of the conditions set forth in Section 3 of the Participation Agreement, the Lessor will lease to the Lessee, and the Lessee will lease from the Lessor, on the terms and subject to the conditions of this Lease, each Funding Date Vehicle specified in such Funding Date Lease Supplement which shall be incorporated herein and made a part hereof, for the period from and including such Funding Date through the Expiration Date in respect of such Funding Date Vehicle. Annexed to such Funding Date Lease Supplement and incorporated therein and made a part thereof shall be (a) a schedule which sets forth for each such Funding Date Vehicle: (i) the Specific Identification thereof; (ii) the Purchase Price therefor; (iii) the Per Diem Rent Factor therefor (if applicable) pertaining to each of the Base Term and the Renewal Term; (iv) the Quarterly Rent Factor therefor pertaining to each of the Base Term and the Renewal Term; and (v) the Scheduled Expiration Date therefor, (b) a schedule of percentages to be used in calculating the Termination Value therefor from time to time pertaining to each of the Base Term and the Renewal Term, and (c) a tax certification in the form of Exhibit A hereto (the “TRAC Certificate”) by which the Lessee (i) certifies under penalty of perjury that it intends that more than 50 percent of the use of the Vehicles leased hereunder will be in a trade or business of the Lessee and (ii) states that it has been advised that it will not be treated as the owner of the Vehicles for federal income tax purposes and by which the Lessor acknowledges that it has no knowledge that the certification given by the Lessee is false. The execution and delivery by the Lessor and the Lessee, respectively, of each Funding Date Lease Supplement shall, without further act, constitute irrevocable acceptance by the Lessee of the delivery of the Vehicles which are the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth herein and therein.

SECTION 3.  RENT; FEES

3.1  Rent.  The Lessee shall pay to the Lessor, as Basic Rent for all Vehicles leased hereunder on each Rent Payment Date during the Lease Term, an amount equal to the aggregate of the Basic Rent due for each Vehicle leased hereunder on such Rent Payment Date. Subject to adjustment as provided in Section 3.3, the Basic Rent due on each Vehicle leased hereunder during the Base Term applicable thereto shall be an amount equal to the product of (a)

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the Purchase Price of such Vehicle, multiplied by (b) the Quarterly Rent Factor applicable to such Vehicle, and such Basic Rent shall be payable on each Rent Payment Date in respect of such Vehicle following the commencement of the Base Term therefor. The Rent payable during any Renewal Term shall be as described in Section 14, including any adjustment as may be required by Section 3.3, and shall be payable on the dates indicated in Section 14.

3.2  Rent Periods; Allocation of Rent.  The first Rent Period in respect of a Vehicle shall commence on (and include) the Funding Date for such Vehicle and end on (but exclude) the first Rent Payment Date to occur following such Funding Date. Each succeeding Rent Period shall commence on (and include) a Rent Payment Date and end on (but exclude) the next succeeding Rent Payment Date. Basic Rent shall be allocated to each Rent Period as set forth on Schedule C to the applicable Funding Date Lease Supplement. The Lessor and the Lessee agree that such allocation is intended to constitute an allocation of fixed rent within the meaning of Regulations Section 1.467-1(c)(2)(ii)(A).

3.3  Certain Adjustments to Basic Rent.  (a) Adjustment for Tax Law Change.  (i) In the event that a Tax Law Change shall occur after the Closing Date and on or prior to a Funding Date and the Owner Participant shall have notified the Lessee of such Tax Law Change prior to the Funding on such Funding Date, the Per Diem Rent Factor and the schedules of Basic Rent and Termination Value in respect of each of the Base Term and Renewal Term shall be adjusted upwards or downwards by such amounts as will preserve the Owner Participant’s Net Economic Return, which adjustments shall be computed solely on the basis of the Tax Assumptions set forth in the Tax Indemnity Agreement (as such Tax Assumptions may be adjusted pursuant to this Section 3.3(a)) and otherwise utilizing the same methodology as was used in the initial calculation of the Per Diem Rent Factor, Basic Rent, and Termination Value payable pursuant to this Lease. The Owner Participant shall deliver a certificate to the Lessee setting forth such revised schedules of Basic Rent and Termination Values certifying that the Per Diem Rent Factor and such schedules were calculated in accordance with this Section 3.3(a). At the request of the Lessee, the accuracy of any such calculation shall be subject to confirmation by an independent accounting firm selected by the Lessee and reasonably acceptable to the Owner Participant, with the fees and expenses of such firm paid by the Lessee (unless the net present value of such adjustments to Basic Rent and Termination Values differ from such adjustments as calculated by such firm by more than 10 basis points (using a discount rate equal to 4.00%), in which case the Owner Participant shall pay such fees and expenses).

Notwithstanding the foregoing, no such adjustments to the Per Diem Rent Factor, Basic Rent or Termination Value shall take effect without the prior written consent of the Lessee, it being understood that if the Lessee has not provided such consent on or prior to a proposed Funding Date, such Funding Date shall be postponed until such consent has been given or the Commitment of the Owner Participant in respect of the Vehicle for which the adjustment has been proposed has been terminated as provided in Section 2.9 of the Participation Agreement.

(ii)    Following receipt of a notice of Funding as provided in Section 2.3 of the Participation Agreement, the Owner Participant shall calculate the Per Diem Rent Factor, the Quarterly Rent Factor, and the Termination Values in respect of each of the Base Term and the Renewal Term (such factors, the “Rent Factors”) for the applicable Funding Date Vehicles. Attached hereto as Schedule II are the Rent Factors for each Vehicle Type which would be

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applicable on the Anticipated Initial Funding Date assuming pricing assumptions (as set forth on Schedule III hereto) are identical to those existing on [May [ ], 2005] (the “Closing Date Rent Factors”). The calculation of the Rent Factors for any Funding Date shall be computed solely on the basis of the pricing assumptions attached hereto as Schedule III, and otherwise shall utilize the same methodology as was used in calculating the Closing Date Rent Factors. The Owner Participant shall deliver a certificate to the Lessee setting forth such revised schedules of Rent Factors certifying that such schedules were calculated in accordance with this Section 3.3(a)(ii). At the request of the Lessee, the accuracy of any such calculation shall be subject to confirmation by an independent accounting firm selected by the Lessee and reasonably acceptable to the Owner Participant, with the fees and expenses of such firm paid by the Lessee (unless the net present value of such adjustments to the Closing Date Rent Factors differ from such adjustments as calculated by such firm by more than 10 basis points (using a discount rate equal to 4.00%), in which case the Owner Participant shall pay such fees and expenses).

Notwithstanding the foregoing, no such adjustments to the Rent Factors shall take effect without the prior written consent of the Lessee, it being understood that if the Lessee has not provided such consent on or prior to a proposed Funding Date, such Funding Date shall be postponed until such consent has been given or the Commitment of the Owner Participant in respect of the Vehicle for which the adjustment has been proposed has been terminated as provided in Section 2.9 of the Participation Agreement.

(b)    Adjustments for TRAC Amounts.  On (i) the Termination Date in respect of any Vehicle or, in the case of terminations pursuant to Section 13.1(a) occurring in the final Rent Period of the Base Term, at the end of the Base Term or, in the case of any Vehicle sold pursuant to Section 13.1(c) during a Renewal Term, on the Renewal Settlement Date therefor, the TRAC Amount with respect to such date shall be added to and constitute a portion of the installment of Basic Rent due and payable thereon. Without limiting the foregoing, the Lessee’s obligations hereunder shall not terminate with respect to a Vehicle until all amounts due and owing for such Vehicle (including the portion of the installment of Basic Rent which constitutes the TRAC Amount, any amount of Supplemental Rent and the Net Sales Proceeds with respect to such Vehicle) are paid in full.

(c)    Offset Adjustments.  If an adjustment to Basic Rent pursuant to Section 3.3(b) results in a negative amount of Basic Rent due on such date, then the Lessee shall (and is hereby authorized by the Lessor to) subtract the absolute value of such negative amount from the Net Sales Proceeds otherwise payable to the Lessor on such Rent Payment Date and retain such amount for its own account. If any Unsold Vehicle has been remarketed or sold pursuant to Section 14.2(d) and Lessee has paid all amounts due hereunder to the Lessor, the Net Sales Proceeds of such Vehicle shall be distributed as provided in Section 14.2(f).

3.4  Supplemental Rent.  The Lessee also agrees to pay to the Lessor, or to whomever shall be entitled thereto, from time to time any and all Supplemental Rent, promptly as the same shall become due and owing. The Lessee shall also pay, to the fullest extent permitted by applicable law, on demand, as Supplemental Rent, interest at a rate per annum

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equal to the Overdue Payment Rate on any overdue payment of Rent from (and including) the date otherwise due hereunder or under any other Operative Document until (but excluding) the date the same shall be paid.

3.5  Payments.  All payments of Rent due to the Lessor shall be paid to the Lessor at its account specified in Schedule I to the Participation Agreement on the date due in immediately available funds which shall be legal tender for the payment of public and private debts in the United States of America not later than 12:00 noon, New York time, at the place of payment, or at such other account at a commercial bank in the United States as the Lessor shall specify to the Lessee on at least four Business Days’ prior written notice. All payments of Supplemental Rent due to the Owner Participant or the Nominee shall be paid to the Owner Participant or the Nominee, as applicable, at its account specified in Schedule I to the Participation Agreement on the date due in immediately available funds which shall be legal tender for the payment of public and private debts in the United States of America not later than 12:00 noon, New York time, or at such other account at a commercial bank in the United States as the Owner Participant or the Nominee, as applicable, shall specify to the Lessee on at least four Business Days’ prior written notice.

SECTION 4.  DISCLAIMER OF WARRANTIES

4.1  Disclaimer of Warranties.  (a) THE LESSOR LEASES AND THE LESSEE TAKES THE VEHICLES “AS IS, WHERE IS” AND “WITH ALL FAULTS,” IN WHATEVER CONDITION THEY MAY BE. THE LESSEE REPRESENTS, WARRANTS, ACKNOWLEDGES AND AGREES THAT (i) EACH VEHICLE IS THE SIZE, DESIGN, AND MANUFACTURE SELECTED BY THE LESSEE OR ON BEHALF OF THE LESSEE, (ii) THE LESSEE IS SATISFIED THAT EACH VEHICLE IS SUITABLE FOR ITS PURPOSES, (iii) NEITHER THE LESSOR NOR THE OWNER PARTICIPANT IS A MANUFACTURER OF OR A DEALER IN VEHICLES, (iv) EACH VEHICLE IS LEASED HEREUNDER IN THE STATE AND CONDITION WHEN THE SAME FIRST BECAME OR BECOMES SUBJECT TO THIS LEASE, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE LESSOR, THE OWNER PARTICIPANT OR THE NOMINEE, EXPRESS OR IMPLIED, AS TO THE VALUE, TITLE, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, FITNESS FOR ANY PARTICULAR PURPOSE, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF LATENT DEFECTS OR FITNESS FOR USE OF THE COMPONENT PARTS THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY VEHICLE OR THE FLEET, IT BEING AGREED THAT ALL RISKS INCIDENT TO THE FOREGOING SHALL BE BORNE BY THE LESSEE AND THAT NEITHER THE LESSOR NOR THE OWNER PARTICIPANT NOR THE NOMINEE SHALL HAVE ANY LIABILITY OR RESPONSIBILITY WITH RESPECT THERETO; except that the Lessor represents and warrants that on each Funding Date, it shall have received whatever ownership interest in each Vehicle being subjected to this Lease as was conveyed to it on such Funding Date free and clear of all Lessor’s Liens.

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(b)    Without limiting the generality of the foregoing, neither the Lessor, the Owner Participant, the Nominee, nor any of their respective successors or assigns, shall have any responsibility to the Lessee or any other Person with respect to any of the following:

(i)     any liability (including without limitation, any theory in torts), loss or damage caused or alleged to be caused directly or indirectly by any Vehicle or by any inadequacy or condition thereof or deficiency or defect therein or by any other circumstances in connection therewith;

(ii)    the use, operation or performance of any Vehicle or any risk relating thereto;

(iii)           any interruption of service, loss of business or anticipated profits or consequential, special, incidental or indirect damages; or

(iv)   the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Vehicle.

(c)    The provisions of this Section 4.1 have been negotiated and, except as otherwise expressly provided in the Operative Documents, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by the Lessor, the Owner Participant or the Nominee, express or implied, with respect to each such Vehicle, whether arising pursuant to the U.C.C. or any other law now or hereafter in effect, or otherwise. Nothing contained herein shall in any way diminish or otherwise affect any right the Lessee may have with respect to any such Vehicle against any third person which is not an Indemnified Person. Neither the Lessor, the Owner Participant nor the Nominee shall at any time be required to inspect such Vehicle, nor shall any inspection by the Lessor or the Owner Participant be deemed to affect or modify the provisions of this Section 4.1. The Lessee acknowledges that it has selected each Vehicle on the basis of its own judgment, that it has not relied on any statements, representations or warranties of the Lessor, the Owner Participant or the Nominee as to any thereof, and that neither the Lessor, the Owner Participant nor the Nominee is a manufacturer of, or dealer in, Vehicles. The Lessee’s delivery of a Funding Date Lease Supplement shall be conclusive evidence, as between the Lessee, on the one hand, and the Lessor, the Owner Participant or the Nominee, on the other hand, that the Vehicles described therein are in all respects satisfactory to the Lessee.

4.2  Certain Agreements.  As provided in each Bill of Sale, the Lessee shall have assigned all Warranties to the Lessor as of the related Funding Date. The Lessor hereby authorizes the Lessee, at the Lessee’s expense, so long as an Event of Default shall not have occurred and be continuing, to assert any and all claims, and to prosecute any and all suits, actions and proceedings, in its own name or in the name of the Lessor or the Nominee on behalf of the Lessor (provided that the indemnities under Sections 5.1 and 5.2 of the Participation Agreement shall apply thereto), at the Lessee’s expense, and to receive any amounts payable to the Lessor or to the Nominee, in respect of any warranties or undertakings, express or implied, relating to any of the Vehicles from any Manufacturer, or any contractor or subcontractor (including any equipment or parts supplied therewith) (herein “Warranties”), provided that (x) after the occurrence of an Event of Default, such authorization shall terminate, and the Lessor

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may assert and enforce, at the Lessee’s sole cost and expense, such claims, suits, actions and proceedings, and (y) at the time the Lessee receives the proceeds of any such claims, suits, actions and proceedings, and so long as no Event of Default shall have occurred and be continuing, the Lessee is authorized to retain all such proceeds subject to the Lessee’s continued compliance with its maintenance and repair obligations pursuant to Sections 7.4 and 14.3; it being the intention of the Lessor and the Lessee that all such proceeds be applied to the repair and maintenance of the Vehicle (or the reimbursement of the Lessee for the same) to the extent necessary to restore any diminution in value of the Vehicle which gave rise to such claims, suits, actions and proceedings. If an Event of Default exists at the time such proceeds are received by the Lessee, such proceeds shall be promptly paid over to the Lessor. The Lessor shall make reasonable efforts to cooperate with the Lessee in order to enable the Lessee to assert any such claim and prosecute any such suit, action or proceeding; provided, however, that the Lessor and the Owner Participant shall be fully indemnified by the Lessee against all liabilities, costs and expenses, including attorneys’ fees and expenses incurred in connection therewith or resulting therefrom.

SECTION 5.  LIENS

5.1  Restrictions on Lessee.  (a) The Lessee will not directly or indirectly create, incur, assume or permit or suffer to be created or to exist, and will promptly discharge, at its own expense, any Lien or Judgment with respect to any Vehicle, the Lessor’s Estate, title thereto, any proceeds from the sale thereof or any interest therein, except Permitted Liens.

(b)    Except as otherwise permitted or required by this Lease or any other Operative Document, including, without limitation, pursuant to Section 12, the Lessee shall not sell or otherwise dispose of any Vehicle during the Lease Term in respect thereof.

(c)    The Lessee, at its own expense, will warrant and defend the Lessor’s title to and security interest in any Vehicle, the Lessor’s Estate, or any right or interest therein, against all third parties claiming by, through or under the Lessee, except to the extent such claims constitute Permitted Liens. The Lessee shall promptly, at its own expense, take such action as may be necessary to discharge, eliminate or bond in a manner that is satisfactory to the Lessor any such Lien (other than Permitted Liens) if the same should arise at any time. The Lessee further agrees that, except for any period during which payment is excused under this Section 5, it shall pay or cause to be paid on or before the time or times when due, and prior to the accrual of any penalty, all taxes, assessments, fees or charges imposed on the Lessee (or any Affiliate or related group of which the Lessee is a member) under the laws of any jurisdiction that, if unpaid, reasonably could be expected to result in a Lien (other than a Permitted Lien) on any Vehicle, the Lessor’s Estate, title thereto, any proceeds from the sale thereof or any interest therein. The Lessee agrees, promptly upon obtaining knowledge thereof, to give the Lessor notice of any Lien which the Lessee is obligated to discharge pursuant to this Section 5.

5.2   Permitted Contests.   (a) After prior notice to the Lessor, the Lessee may at its expense contest, by appropriate proceedings conducted in good faith and with due diligence, any Lien permitted to be contested under clause (c) and (d) of the definition of Permitted Liens or Judgment which the Lessee would otherwise be obligated to discharge or pay pursuant to Section 5.1 hereof, provided that (i) adequate bonding has been made for the payment of such Lien or

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Judgment, (ii) such proceedings do not, in the good faith opinion of the Lessor, involve any material risk of sale, forfeiture or loss of the assets subject to such Lien or Judgment or any civil or criminal liability to the Lessor, the Bank, the Nominee or the Owner Participant and (iii) the failure of the Lessee to discharge or pay such Judgment or Lien pending the contest thereof shall not, in the good faith opinion of the Lessor, have a material adverse effect on (x) the condition or operations of the Fleet or (y) the interests (including, without limitation, the security interest granted to the Lessor pursuant to Section 17) of the Lessor or the Owner Participant.

(b)    The Lessor shall make reasonable efforts, at the Lessee’s cost and expense, to cooperate with the Lessee in order to enable the Lessee to assert any claim and prosecute any suit, action or proceeding relating to any Judgment or Lien which the Lessee is permitted to contest pursuant to Section 5.2(a). If the Lessee does not have standing to contest any such Judgment or Lien but the Lessor has such standing, then the Lessor, at the Lessee’s request and expense, so long as no Event of Default or Specified Default shall have occurred and be continuing, shall make reasonable efforts to contest the same as directed by the Lessee. Without limiting the generality of the foregoing, so long as no Event of Default or Specified Default shall have occurred and be continuing, the Lessor shall make reasonable efforts to (i) at the Lessee’s cost and expense, if requested by the Lessee, join in any proceedings or litigation to which the Lessor is either (A) the real party in interest or (B) a necessary party, (ii) notify the Lessee within 15 days of the receipt of any correspondence or notification, formal or informal, from any court or other Person with respect to the Vehicles or the transactions contemplated hereby (provided the failure to so notify the Lessee shall not affect the Lessee’s obligations hereunder), and (iii) pay or timely discharge (to the extent of the funds provided therefor by the Lessee) or, subject to the provisions of Section 5.1 or 5.2(a), refrain from paying or discharging, any such contested Judgment or Lien (and interest thereon) if, in the opinion of independent counsel for the Lessee reasonably acceptable to the Lessor, the nonpayment or nondischarge, or the payment or discharge, thereof (as the case may be) would or could adversely affect either the litigation of the contested matter or the choice of forum in which the Lessee desires to contest such matter.

(c)    Without duplication of any payment made by the Lessee pursuant to Section 5.1 or 5.2 of the Participation Agreement and excluding all Taxes, the Lessee will pay, and save the Lessor, the Nominee and the Owner Participant harmless against, all losses, liabilities (including liabilities for penalties), judgments, damages, writs, warrants, decrees, awards and costs, including reasonable attorneys’ fees and expenses, in connection with any contest conducted pursuant to this Section 5.2 and will, promptly after the final determination of such contest, pay and discharge the amounts which shall be imposed or determined to be payable therein, together with all penalties, costs and expenses incurred in connection therewith.

SECTION 6.  QUIET ENJOYMENT

So long as no Event of Default has occurred and is continuing, the Lessor agrees that it will not take or cause or authorize any Person to take any affirmative action to prevent the Lessee from having quiet and peaceable possession and enjoyment of each Vehicle during the Lease Term in respect thereof in accordance with the provisions of this Lease except as expressly provided in this Lease or any other Operative Document.

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SECTION 7.  OPERATION AND MAINTENANCE; SUBLEASING

7.1  Vehicle Records.  The Lessee at its cost and expense shall maintain, or cause to be maintained, on a current basis, records which shall contain (a) the Specific Identification of each Vehicle, (b) a copy of the Manufacturer’s factory invoice for each Vehicle and (c) the certificate of title and registration for each Vehicle, it being understood that the certificates of title will be held by the Nominee in accordance with the Nominee Agreement. The Lessee agrees that it will keep the Lessor named as a secured party on the certificate of title to each Vehicle and will take all such other actions and file such documents and instruments as are necessary or reasonably requested by the Lessor to maintain the Lessor’s ownership of and perfected first priority security interest in each Vehicle, it being understood that title shall be in the name of the Nominee as stated in Section 7.2(a).

7.2  Title to Remain in Nominee; Vehicle Management; Location of Vehicles.  (a) During the period of the Lease Term with respect to any Vehicle, except as expressly provided herein, the Lessee acknowledges and agrees that title to each Vehicle shall at all times remain in the name of the Nominee (who shall be acting pursuant to the Nominee Agreement and shall be holding title for the benefit of the Lessor). At all times during the Lease Term, the Lessee at its cost and expense will, as the agent for the Nominee and the Lessor, properly register and reregister, or cause to be registered or reregistered, when necessary under applicable law the Vehicles in the name of the Nominee. The Nominee shall hold (either directly or through an agent acceptable to the Owner Participant) all certificates of title; provided, however, that if a Trigger Event or an Event of Default under Section 10(a), (b), (e), (f) or (g) shall have occurred and be continuing or the unsecured debt of the Guarantor shall cease to be rated at least investment grade by either Moody’s or S&P, then the Nominee shall promptly deliver, or cause to be delivered, all certificates of title to the Lessor. Each Vehicle shall at all times be titled in the name of the Nominee, with the name of the Lessor noted therein as first lienholder (or application for the Lessor to be so named shall be pending) and registered in the State of Oklahoma. Notwithstanding the foregoing, the Lessee may change the state in which any Vehicle is titled or registered, provided that titling or registration in such state will not cause violation of any law, rule or regulation of any Governmental Body by the Lessee, the Lessor, the Nominee or the Owner Participant or in and of itself require the Owner Participant to be licensed or qualified in such state, and provided, further, that the Lessee shall deliver to the Lessor three (3) Business Days prior to the effective date of such change a certificate of a Responsible Officer certifying that the Lessee (i) has or shall promptly (but in any event the Lessee shall within 30 days make application to) reregister or retitle, respectively, such Vehicle in the name of the Nominee and, in the case of retitling, noting the security interest of the Lessor, in such new state and (ii) has done and performed any other act and executed any and all further instruments required by law, rule or regulation or reasonably requested by the Lessor for the purpose of protecting the Nominee’s title (for the benefit of the Lessor) in the Vehicles and the Lessor’s perfected security interest in such Vehicle. If requested by the Lessee, immediately upon Lessor’s satisfaction and receipt of the certification specified in the immediately preceding sentence, the Lessor shall deliver, and shall consent to delivery by the Nominee of, powers of attorney to the Lessee to permit the Lessee to take the actions set forth in clause (i) above.

(b)    The Lessor and the Lessee agree that it is intended that the Lessor is the owner of the Vehicles and, as owner of the Vehicles, shall be entitled to all federal, state and

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local income tax benefits attributable to ownership of the Vehicles. Each of the Lessee and the Lessor agrees that it shall not take any position on its federal, state or local income tax returns inconsistent with the parties’ intent.

(c)    Except as otherwise expressly limited by this Lease, the Lessee shall have the exclusive right to use the Vehicles in any lawful manner consistent with the terms and conditions of this Lease and the other Operative Documents and the Lessee is hereby designated, during the Lease Term and absent an Event of Default, as the lawful representative of the Lessor or the Nominee, and as the Lessor’s agent, in all dealings with the Manufacturers in connection with the Vehicles, including as provided in Section 4.2 hereof (subject always to the provisions of the Nominee Agreement) and, subject to Sections 7.1 and 7.2(a), in registering Vehicles for operation under the laws of any jurisdiction which has authority over the acquisition, ownership, possession, utilization or sale of the Vehicles, provided that the Lessee is not authorized to act as the lawful representative of the Lessor or the Nominee in a manner which would constitute a violation of this Lease or any other Operative Document or any law, rule or regulation of any Governmental Body.

(d)    During the Lease Term with respect to any Vehicle, the Lessee shall not permit such Vehicle to be maintained or located outside of the continental United States or Hawaii, other than in connection with incidental use by a rental customer of Lessee in the ordinary course of its business. Lessee shall use, register or title the Vehicles only in a manner which complies with all laws, ordinances, governmental rules and regulations and will not use the Vehicles in any manner which will expose the Lessor, the Owner Participant or the Nominee to any civil or criminal liability or in and of itself require the Owner Participant to be licensed or qualified in any jurisdiction.

7.3  Subleasing.  (a) Unless a Trigger Event shall have occurred and be continuing, the Lessee shall have the right, with respect to any Vehicle, to enter into mini-leases (rentals of up to thirty (30) days), other similar leases and rentals entered into in the ordinary course of the Lessee’s rental business (“Permitted Use Agreements”); provided no Permitted Use Agreement shall contain any purchase option. No such lease or rental shall reduce the Lessee’s obligations hereunder or under any other Operative Document. EXCEPT AS PROVIDED HEREIN AND IN SECTION 5.4 OF THE PARTICIPATION AGREEMENT, LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, SUBLEASE, CONVEY, PLEDGE, MORTGAGE OR OTHERWISE ENCUMBER ITS OR LESSOR’S INTEREST IN AND TO THE LEASE OR ANY OF THE VEHICLES AND ANY SUCH SALE, TRANSFER, ASSIGNMENT, SUBLEASE, CONVEYANCE, PLEDGE, MORTGAGE OR ENCUMBRANCE, WHETHER BY OPERATION OF LAW OR OTHERWISE, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SHALL BE NULL AND VOID.

(b)    In connection with a sale of the business of the Lessee pursuant to Section 5.4 of the Participation Agreement, the Lessee shall have the right to assign all of its rights and obligations under this Lease consistent with such provisions.

7.4  Maintenance of the Vehicles.  The Lessee, at its own expense, (a) will cause the Vehicles to be maintained in the condition when first delivered new from the Manufacturer thereof subject to normal wear and tear, (b) will cause the Vehicles to be maintained in

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accordance with customary industry standards and in all events in a non-discriminatory manner with the standards the Lessee or its Affiliates use in the maintenance of similar vehicles owned or leased by it, and in good working order and repair, (c) will comply with all governmental rules and regulations applicable to the titling, registration, use, repair, maintenance, operation and rental of the Vehicles (including obligations of the Lessor or the Nominee to become licensed as a dealer or vehicle lessor under applicable law), and (d) will comply with all Manufacturer’s instructions, standards and guidelines and all insurance standards applicable, if any, to the maintenance and operation of the Vehicles.

SECTION 8.  INSURANCE

Lessee shall obtain and maintain with respect to all Vehicles that are subject to this Lease (a) vehicle liability insurance to the full extent required by law and in any event not less than $500,000 per Person and $3,000,000 per occurrence, (b) property damage insurance with a limit of $1,000,000 per occurrence, and (c) excess coverage public liability insurance with a limit of not less than $50,000,000 or the limit maintained from time to time by the Lessee at any time hereafter, whichever is greater, with respect to all Vehicles comprising the Fleet. The Lessor acknowledges and agrees that the Lessee may, to the extent permitted by applicable law, self-insure for the first $3,000,000 per occurrence of vehicle liability and property damage which is otherwise required to be insured hereunder. All such policies shall be from financially sound and reputable insurers, shall name the Lessor, the Nominee and the Owner Participant and their successors and assigns as a named additional insured, in the case of catastrophic physical damage insurance on such Vehicles, shall name Owner Participant as lender loss payee as its interest may appear and will provide that the Lessor, the Nominee and the Owner Participant and their successors and assigns shall receive at least 30 days’ prior written notice of cancellation or material change of such policies. The Lessee will notify promptly the Lessor of any curtailment or cancellation of the Lessee’s right to self-insure in any jurisdiction.

Each policy referred to in this Section 8 shall provide that (1) the interests of the Lessor and the Owner Participant shall not be invalidated by any act or negligence of, or breach of representation or warranty by, the Lessee or any Person having an interest in the Vehicles (other than the Lessee’s failure to pay premiums), (2) such insurance is primary with respect to any other insurance carried by or available to the Lessor or the Owner Participant, (3) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against the Lessor and the Owner Participant, (4) the insurer shall waive any right to claim any premiums or commission against the Lessor and the Owner Participant, and (5) such policy shall contain a severability of interests clause providing for coverage of the Lessor and the Owner Participant as if separate policies had been issued to each of them except with respect to the limit of such insurance which shall in no event increase as a result of such additional language. Nothing in this Section 8 shall prohibit the Lessor and the Owner Participant from obtaining insurance for its own account and at its own expense and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto.

The Lessee shall provide or cause to be provided on the Closing Date, and at each policy renewal, certificates issued by the insurer(s) or insurance broker(s) for the insurance maintained pursuant to this Section 8; provided, however, that if the delivery of any certificate is delayed, the Lessee shall not be deemed to be in violation of the obligation to deliver such

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certificate if, within a 30 day period, the Lessee delivers an executed binder with respect thereto and thereafter delivers the certificate upon receipt thereof. In any event (not less frequently than once in any 12-month period), the Lessee shall send or cause to be sent certificates evidencing the insurance required under this Section 8 to the Lessor and the Owner Participant.

In the event that the Lessee shall fail to maintain or cause to be maintained insurance as herein required, the Lessor or the Owner Participant may at its sole option provide such insurance and, in such event, the Lessee shall, upon demand, reimburse the Lessor or the Owner Participant, as applicable, as Supplemental Rent, for the cost thereof.

Nothing contained in this Section 8 shall modify or limit in any respect the rights and indemnities of the Lessor, the Nominee and the Owner Participant, or the obligations of the Lessee set forth in Section 12 hereof and in Sections 5.1 and 5.2 of the Participation Agreement.

SECTION 9.  INSPECTION

The Lessor or any authorized representative may, upon not less than three Business Days’ notice (five Business Days in the case of clause (b); unless, in the case of either clause (a) or (b), an Event of Default shall have occurred and be continuing, in which case upon not less than 12 hours notice), (a) enter the premises of the Lessee or any Affiliate who has possession of any Vehicle, at a reasonable time and during normal business hours, in order to inspect the Vehicles (subject to the availability thereof for inspection) and to inspect, audit and make copies of all documents and instruments in the possession of the Lessee or such Affiliate which relate to the manufacture, delivery, use, maintenance, repair, exchange or disposition of Vehicles and which are reasonably necessary for the Lessor or any such authorized representative to determine the truth and accuracy of any schedule, annex, exhibit or representation delivered or made hereunder or under the Operative Documents to the Lessor or any authorized representative or compliance by the Lessee with any of the agreements contained herein or in the Operative Documents and (b) discuss, at a reasonable time and during normal business hours, the condition and performance of the Vehicles with a Responsible Officer of the Lessee or any Affiliate who has possession of any Vehicles, and the Lessee agrees to take such reasonable and customary steps as are appropriate to facilitate such inspections and discussions; provided, however, that the foregoing shall not require the Lessee to permit the inspection, auditing or copying of any document or instrument, the inspection of any property (other than the Vehicles) or operation or the furnishing of any information by any Person to an extent which would require disclosure of any of the Lessee’s trade secrets (provided that, in no event shall “trade secrets” include information that has been agreed to be provided pursuant to any of the Operative Documents). The Lessee agrees that any documents required to be maintained pursuant to the Operative Documents shall be so maintained at the offices of the Lessee. The Lessee shall notify the Lessor promptly upon request of the location of the specific office of the Lessee at which any such documents are maintained.

SECTION 10.  EVENTS OF DEFAULT

Each of the following events shall constitute an “Event of Default” (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule

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or regulation of any administrative or governmental officer, commission, authority, body or agency or otherwise):

(a)    default in the payment of any installment of Basic Rent or Renewal Rent (including, without limitation, any payment pursuant to Sections, 12.2, 13.2 or 14 hereof) on the date such payment is due and the continuance of any such default for five Business Days after such payment is due; or

(b)    except as specified in clause (a) above, default in the payment of any monetary obligation required to be made hereunder or under any other Operative Document and the continuance of any such default for 30 days after written notice of nonpayment from the Person entitled to such payment; or

(c)    (i)  failure by the Lessee to maintain the insurance required under Section 8; or

(ii)    default in the performance of any obligation contained, or incorporated by reference, in Section 5.4 of the Participation Agreement; or

(iii)          default in the performance in any material respect of any other covenant on the part of the Lessee or the Guarantor contained herein or in any other Operative Document and the continuance of any such default for 30 days after the earlier of actual knowledge thereof by a Responsible Officer of the Lessee or the Guarantor, as applicable, or written notice to the Lessee or the Guarantor, as applicable, from the Lessor or the Owner Participant; provided that if such default is capable of cure but cannot reasonably be cured within such 30 day period, no Event of Default shall occur so long as the Lessee or the Guarantor is diligently attempting to cure such default and such default is cured within 90 days of receipt of such notice; or

(d)    any representation or warranty made by the Lessee or the Guarantor herein or in any other Operative Document (other than the Tax Indemnity Agreement) (or in any certificate or instrument delivered pursuant to an Operative Document (other than the Tax Indemnity Agreement)) shall be false or misleading in any materially adverse respect on the date as of which made; provided that if such default is capable of cure but cannot reasonably be cured within such 30 day period, no Event of Default shall occur so long as the Lessee or the Guarantor is diligently attempting to cure such default and such default is cured within 90 days of receipt of such notice; or

(e)    either (i) the Lessee, the Guarantor or the Nominee shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, or commence a voluntary proceeding toward liquidation or dissolution, (B) make a general assignment for the benefit of creditors, (C) have an order of relief entered against it in any bankruptcy or insolvency proceeding, (D) commence any proceeding with respect to itself under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution of debt, dissolution or liquidation law or statute, or (E) file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute or (ii) corporate action shall be taken by the Lessee, the Guarantor or the Nominee for the purposes of effecting any of the foregoing; or

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(f)    (i) any petition shall be filed or a proceeding commenced against the Lessee, the Guarantor or the Nominee seeking (A) the adjudication of the Lessee, the Guarantor or the Nominee as bankrupt or (B) its reorganization or an arrangement of its debts or its liquidation or dissolution under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute and (ii) in any such case, such petition or proceeding shall not be dismissed within 90 days after the filing or commencement thereof as the case may be; or

(g)    any material obligation of the Guarantor under the Guaranty shall at any time cease to constitute the legal, valid and binding obligation of the Guarantor or the Guarantor shall at any time assert the same in writing (or orally during a judicial proceeding).

SECTION 11.  REMEDIES

(a)    Upon the occurrence of an Event of Default and at any time thereafter, so long as the same shall be continuing, the Lessor may, at its option, by notice given to the Lessee, declare the Lease to be in default, and at any time thereafter may do one or more of the following with respect to the Vehicles, the Lessee and/or this Lease, as the Lessor in its sole discretion shall elect to the extent permitted by, and subject to compliance with, any mandatory requirements of applicable law, provided that, upon the occurrence of an Event of Default specified in Sections 10(e) or (f) with respect to the Lessee, this Lease shall automatically be in default without the giving of any notice to the Lessee by the Lessor or the taking of any other action by the Lessor:

(i)     the Lessor may, by notice to the Lessee, terminate this Lease as to any or all Vehicles;

(ii)    the Lessor may (A) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, promptly return any or all Vehicles, together with the certificates of title thereto and the other related documents described in Section 14.2(h) (i), to the Lessor in the manner and condition required by, and otherwise in accordance with all the provisions of, Sections 7 and 14 as if such Vehicles were being returned to the Lessor at the end of the Lease Term and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (B) enter upon the premises where any Vehicles or the certificates of title thereto shall be located or reasonably believed to be located and take immediate possession of (to the exclusion of the Lessee) any Vehicles and the certificates of title thereto, by summary proceedings or otherwise, all without liability to the Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise, except to the extent attributable to the Lessor’s gross negligence or willful misconduct;

(iii)           the Lessor may sell any Vehicle at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto following any such sale; in which event the Lessee’s obligation to pay Basic Rent

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hereunder for periods commencing after the date of such sale shall be terminated with respect to the Vehicles sold;

(iv)           the Lessor may hold, keep idle or lease to others any Vehicle, as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that the Lessee’s obligation to pay Basic Rent with respect to any Vehicle for periods commencing after the Lessee shall have been deprived of use of such Vehicle pursuant to this paragraph (iv) shall be reduced by the net proceeds, if any, received by the Lessor from leasing such Vehicle to any Person other than the Lessee for the same period or any portion thereof;

(v)    the Lessor may demand, by written notice to the Lessee specifying a payment date which shall be a Rent Payment Date (the “Remedy Payment Date”) not less than five Business Days after such notice is given, that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor on such Remedy Payment Date, the sum of: (A) accrued and unpaid Rent (including Supplemental Rent) then due to the Lessor, plus (B) any additional damage and reasonable expenses which the Lessor shall have sustained by reason of the Lessee’s default hereunder including, without limitation, reasonable expenses incurred in the seizure, storage, repair, refurbishing, rental, sale of the Vehicles and/or in the enforcement of any right or privilege hereunder, including reasonable attorneys’ fees, if any, plus (C) whichever of the following amounts the Lessor, in its sole discretion, shall specify, as liquidated damages for loss of the bargain and not as a penalty (and in lieu of Basic Rent accruing after the Remedy Payment Date): (1) an amount equal to the Termination Value determined as of such date in respect of all Vehicles then subject to the Lease, and, in this event, upon full payment by the Lessee of all Rent, the Lessor shall transfer to the Lessee or its designee, on an “as-is where-is, with all faults” basis without recourse or warranty, all of the Lessor’s right, title and interest, if any, in and to the Vehicles remaining subject to this Lease; or (2) an amount equal to the excess, if any, of such Termination Value determined as of such date in respect of all Vehicles then subject to the Lease over the Fair Market Sales Value of such Vehicles as of the Remedy Payment Date. Upon the payment of the foregoing amounts by the Lessee, this Lease shall terminate; and

(vi)           the Lessor may exercise any other right or remedy that may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages, costs, charges and expenses (including reasonable attorneys’ fees) for the breach hereof.

(b)    [Intentionally omitted].

(c)    (i) Except as expressly provided herein, none of the remedies under this Lease is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Lease or otherwise available to the Lessor at law, in equity or by statute and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lessor. No delay or omission by the Lessor in the exercise of any

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right, power or remedy shall be construed to be a waiver of any default on the part of the Lessee or to be an acquiescence therein. No express or implied waiver by the Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. To the extent permitted by applicable law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require the Lessor to sell, lease or otherwise use the Vehicles or any part thereof in mitigation of the Lessor’s damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of the Lessor’s rights or remedies under this Section 11. Any repossession, return or subsequent sale or lease by the Lessor of any Vehicle or part thereof shall not bar an action for a deficiency for any portion of the Termination Value or unpaid Rent not collected by the Lessor as a result of such sale or lease and the bringing of an action or the entry of judgment against the Lessee and shall not bar the Lessor’s right to repossess any or all other Vehicles. The exercise or beginning of exercise by the Lessor of any one or more such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all such other remedies. THE LESSEE WAIVES ANY AND ALL RIGHTS TO NOTICE AND TO A JUDICIAL HEARING WITH RESPECT TO THE REPOSSESSION OF ANY VEHICLE BY THE LESSOR UPON AN EVENT OF DEFAULT (it being understood that this waiver does not affect any rights to notice expressly granted to the Lessee under the Operative Documents).

(ii)    No termination of this Lease under Section 11(a), in whole or in part, or repossession of any Vehicles or exercise of any remedy under Section 11(a) shall, except as specifically provided therein, relieve the Lessee of any of its liabilities and obligations under this Lease. In addition, the Lessee shall be liable, except as otherwise provided above (without duplication of amounts payable hereunder), for any and all unpaid Rent due before, after or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other costs and expenses (including fees of the Appraiser in determining the Fair Market Sales Value for purposes of Section 11(a)(v)(C)(2)) incurred by the Lessor and the Owner Participant by reason of the occurrence of any Event of Default or the exercise of the Lessor’s remedies with respect thereto including all costs and expenses incurred in connection with the return of the Vehicles in the manner and condition required by, and otherwise in accordance with the provisions of, Sections 7 and 14 as if the Vehicles were being returned to the Lessor at the end of the Lease Term. At any sale of the Vehicles pursuant to Section 11(a), the Lessor or the Owner Participant may bid for and purchase such property.

(d)    If the Lessee fails to make any payment of Supplemental Rent hereunder or fails to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder (other than the payment of Basic Rent) the Lessor may, but shall not be required to, upon written notice to the Lessee, take any action reasonably calculated to cure the Lessee’s failure and the reasonable costs and expenses of the Lessor incurred in connection with that action, together with interest at the Overdue Payment Rate, shall be payable by the Lessee to the Lessor on written demand.

(e)    If requested by the Lessor during the continuance of an Event of Default, the Lessee shall cease and desist from using and shall return each of the Powers of Attorney to the Lessor.

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SECTION 12.  EVENT OF LOSS

12.1  Event of Loss.  An Event of Loss with respect to any Vehicle shall occur on a date (the “Event of Loss Date”) which is the earliest of the date which is (a) the earlier of (x) the Expiration Date and (y) the 180th day, in each case, after the date of the loss or theft of such Vehicle, if such Vehicle has not been recovered from such loss or theft by such 180th day or if recovered, is in a condition that would make clause (b) applicable, (b) the earlier of (x) the Expiration Date and (y) the date such Vehicle is or becomes, in the Lessee’s good faith judgment, destroyed or damaged beyond repair or otherwise rendered permanently unfit for use in the Lessee’s truck rental operations or (c) the earlier of (x) the Expiration Date and (y) the date that such Vehicle has been condemned, confiscated or seized by any Governmental Body or the date which is three months (but in no event beyond the Lease Term for such Vehicle) after such Vehicle has been requisitioned for use by any Governmental Body and shall not have been recovered for use in the Lessee’s truck rental operations (any loss, theft or requisition that so continues and/or any such destruction or damage and/or any such condemnation, confiscation or seizure herein called an “Event of Loss”).

12.2  Application of Payments from Others and Salvage.  (a) Event of Loss. Subject to the provisions of Section 12.3, the Lessee shall either (x), (1), in the case of an Event of Loss occurring on a date which is not an Expiration Date pursuant to Section 12.1(a) or (c), on the next succeeding Rent Payment Date after the Event of Loss Date, or (2) in the case of an Event of Loss occurring on a date which is not an Expiration Date pursuant to Section 12.1(b), on a date, specified on Schedule B to the relevant Funding Date Lease Supplement, occurring on or prior to the first such date which is at least 90 days after the applicable regional sales manager for the Lessee shall have received a completed accident report with respect to such Vehicle (unless the Lessee shall have given the Lessor notice prior to the expiration of such ninety (90) day period of its intention to replace such Vehicle pursuant to clause (y) hereof), or (3) if the Event of Loss Date is the Expiration Date, the Lessee shall, on the Expiration Date, pay to the Lessor an amount equal to the sum of (i) the Termination Value for the Vehicle or Vehicles subject to the Event of Loss, (ii) any Rent due and payable on such payment date described in clauses (x)(1), (2) or (3), as applicable, with respect to the Vehicle or Vehicles subject to the Event of Loss, and (iii) to the extent not theretofore paid, Rent due and payable prior to (but not on) such payment date described in clauses (x)(1), (2) or (3), as applicable, or (y) provided no Specified Default or Event of Default shall have occurred and be continuing, replace the Vehicle suffering the Event of Loss with another Eligible Vehicle of the same Model Year and Vehicle Type and having a Fair Market Sales Value not less than the Fair Market Sales Value of the Vehicle being replaced (assuming for this purpose that such replaced Vehicle had not suffered the Event of Loss and was in the condition required by the Lease), which replacement shall be made on or prior to the 30th day after the notice of replacement has been given, in which case the replacement Vehicle shall become subject to the Lease and the Rent payable under the Lease shall not be reduced. Upon payment of the amounts specified in clauses (x)(i), (ii) and (iii) above, subject to the provisions of Section 12.3, the Lessor hereby authorizes the Lessee to transfer to the Lessee or the Nominee, acting on behalf of the Lessee, “as-is, where-is, with all faults,” all right, title and interest to any insurance proceeds or condemnation proceeds remaining after such payment and any salvage of the Vehicle subject to such Event of Loss, without recourse or warranty except for the absence of Lessor’s Liens and without further action such insurance proceeds, condemnation proceeds and/or salvage shall cease to be subject to this

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Lease. Upon payment of all sums required to be paid pursuant to clause (x) of this Section 12.2(a) with respect to a Vehicle, the Lessee’s obligation to pay Basic Rent hereunder with respect to such Vehicle for any period commencing after the date of the payment of such amounts shall be terminated.

(b)    No Event of Loss.  Subject to the provisions of Section 12.3, any insurance proceeds, awards or other payments received from any Person with respect to any Vehicle in connection with any loss, theft, destruction, damage, condemnation, confiscation or seizure which does not constitute an Event of Loss pursuant to the provisions of Section 12.1 shall be paid to the Lessee. If any such proceeds, awards or other payments are paid with respect to any damage to any Vehicle (or part thereof), the same shall be applied to repair or replace such Vehicle or part thereof by or at the direction of the Lessee to the extent required under Section 7 or, if such damage shall have already been repaired at the Lessee’s sole cost, to reimburse the Lessee for the cost therefor and the balance, if any, shall be retained by the Lessee. Subject to Section 12.3, if any payment payable to the Lessee under this Section 12.2(b) is received by the Lessor or the Owner Participant, it shall be promptly paid over to the Lessee. Subject to the provisions of Section 12.3, the Lessor hereby authorizes the Nominee to transfer to the Lessee or the Nominee, acting on behalf of the Lessee, on an “as-is, where-is, with all faults” basis, all right, title and interest to any salvage removed from any Vehicle in connection with any event not constituting an Event of Loss and not required in connection with the repair or restoration of such Vehicle without recourse or warranty except for the absence of Lessor’s Liens, and any salvage so transferred shall, without further action, cease to be subject to this Lease.

(c)    Except as otherwise provided in Section 12.2(a), the Lessee shall not be released from its obligations hereunder in the event of, and shall bear the risk of, any Event of Loss to, or other loss, change, or partial destruction of, any Vehicle during the Lease Term and thereafter until all of the Lessee’s obligations hereunder are fully performed.

12.3  Application of Payments During the Existence of an Event of Default.  Any amount (including insurance and condemnation proceeds) or salvage referred to in Section 12.2 which would otherwise be payable or transferable to the Lessee shall not be paid or transferred to the Lessee, or if paid to the Lessee, shall promptly be remitted to the Lessor, if at the time of such payment or transfer a Specified Default or an Event of Default shall have occurred and be continuing, but shall be held by the Lessor as security for the obligations of the Lessee under the Lease and applied to such obligations at such time and in such manner as the Lessor may reasonably determine. All such remaining amounts not otherwise applied by the Lessor pursuant to the preceding sentence and salvage shall promptly be distributed to the Lessee.

SECTION 13.  EARLY TERMINATION

13.1  Early Termination.  (a) Provided no Event of Default shall have occurred and be continuing, during the Base Term for any Vehicle the Lessee may irrevocably elect to terminate this Lease with respect to any Vehicle which it has determined to be economically obsolete or surplus to its requirements on a Rent Payment Date, or, during the final Rent Period of the Base Term, on any Business Day (the date so elected, an “Early Termination Date”) by providing the Lessor with notice in writing not later than 3:00 p.m., New York time, on the fifth Business Day prior to such Early Termination Date, such notice to include (a) the Early

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Termination Date, (b) the applicable Termination Value of the Vehicles as to which the Lease is to be terminated, and (c) a certification from a Responsible Officer of the Lessee that such Vehicles are economically obsolete or surplus to its requirements.

(b)    The Lessee may irrevocably elect to terminate this Lease with respect to and purchase all, but not less than all, of the Vehicles effective upon the consummation of a sale or a merger or consolidation of, or sale of all or substantially all of the assets of, either (i) the business of the Lessee as contemplated by Section 5.4 of the Participation Agreement (the date of such termination, a “Lessee Sale Termination Date”), or (ii) the business of the Guarantor as contemplated by Section 2.9 of the Guaranty (the date of such termination, a “Guarantor Sale Termination Date”, and together with the Lessee Sale Termination Date, each a “Sale Termination Date” ), in the case of either (i) or (ii) by providing the Lessor with a preliminary notice in writing not later than 3:00 p.m., New York time, on the third Business Day prior to such Sale Termination Date, such notice to include (a) the proposed Sale Termination Date and (b) a preliminary estimate of the Fair Market Sales Value and the Termination Value as of such date for all the Vehicles. In addition, no later than 1:00 p.m., New York time, on the Business Day immediately preceding the Sale Termination Date, the Lessee shall give written notice to the Lessor which states (a) the Sale Termination Date and (b) the Fair Market Sales Value and the Termination Value as of such date for all the Vehicles. On the Sale Termination Date the Lessee shall pay to the Lessor the sum of (i) the higher of the Fair Market Sales Value or the Termination Value for all of the Vehicles, (ii) any Rent due and payable on such Sale Termination Date and (iii) to the extent not theretofore paid, Rent due and payable prior to (but not on) such Sale Termination Date.

(c)    During the Renewal Term for any Vehicle the Lessee may irrevocably elect to terminate this Lease with respect to any Vehicle on any date during such Renewal Term and sell such Vehicle (in accordance with Section 13.2) (any date so elected, the “Renewal Sale Date”). The Lessee shall provide notice (a “Renewal Term Sale Notice”) to the Lessor in writing not later than 3:00 p.m., New York time, on the tenth Business Day prior to the last Business Day of each month occurring during the Renewal Term (such date, the “Renewal Settlement Date”), such notice to include (i) the Renewal Settlement Date and (ii) the applicable Termination Value of any Vehicles which have been so sold in the period commencing on the date of the Renewal Term Sale Notice immediately preceding the most recent Renewal Term Sale Notice (or the commencement of the Renewal Term, if no earlier Renewal Term Sale Notice has been given) and ending on the date of the most recent Renewal Term Sale Notice, and as to which the Lease is to be terminated.

13.2  Remarketing of Vehicles.  (a) Remarketing Agent. The Lessor hereby appoints the Lessee, and the Lessee hereby agrees to act, as the exclusive Remarketing Agent for the Lessor with respect to all of the Vehicles specified in any notice described in Section 13.1(a) or (c) for each Early Termination Date or Renewal Settlement Date and the Lessee shall, as agent for the Lessor, use its best efforts to sell all (but not less than all) of such Vehicles to one or more purchasers on or prior to such Early Termination Date or Renewal Settlement Date and the Lessor hereby authorizes the Lessee, acting on behalf of the Lessor, to transfer to the purchaser of such Vehicle, “as-is, where-is, with all faults,” all right, title and interest of the Lessor to such Vehicle, without recourse or warranty, except for the absence of Lessor’s Liens. For the avoidance of doubt, it is understood and agreed that, as such Remarketing Agent, the Lessee is

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authorized to make transfers to purchasers in advance of a Renewal Settlement Date, notwithstanding the fact that payment to the Lessor in respect of the Vehicle so sold will not be made to the Lessor until the Renewal Settlement Date as provided in Section 13.2(b). The Lessee or its designee shall have the right to bid for and purchase any Vehicle as part of a bona fide public sale pursuant to Section 13.1(c), provided that a public sale need not be conducted if the Lessee reasonably believes that the net Fair Market Sales Value which would be received at a bona fide public sale would be less than the TRAC Amount.

(b)    With respect to each Vehicle for which the Lessee has exercised an early termination option pursuant to Section 13.1(a) or (c) and which is sold pursuant to Section 13.2, the Lessee shall pay to the Lessor on the Early Termination Date or Renewal Settlement Date, as applicable, or in the case of terminations pursuant to Section 13.1(a) occurring in the final Rent Period of the Base Term, on the date that the Base Term ends, an amount equal to the sum of (i) the Net Sales Proceeds of such Vehicle, (ii) any Rent due and payable on such Early Termination Date, Renewal Settlement Date, or in the case of terminations pursuant to Section 13.1(a) occurring in the final Rent Period of the Base Term, on the date that the Base Term ends, as applicable, (including, in the case of a termination pursuant to 13.1(c), any TRAC Amount determined in accordance with Sections 3.3(b) and (c)), (iii) to the extent not theretofore paid, Rent due and payable prior to (but not on) such Early Termination Date, Renewal Settlement Date, or the end of the Base Term, as applicable, and (iv) in case of a termination pursuant to Section 13.1(a) (other than terminations under such Section occurring during the final Rent Period of the Base Term), the excess of the Termination Value of such Vehicle over the Net Sales Proceeds on such Early Termination Date. Upon payment of all amounts specified in clauses (i), (ii) and (iii) (and, in the case of a termination pursuant to 13.1(a) (other than terminations under such Section occurring during the final Rent Period of the Base Term), clause (iv)) above, the Lessee’s obligation to pay Basic Rent hereunder for any period commencing after the date of payment of such amounts shall be terminated with respect to such Vehicle and without further action such Vehicle shall cease to be subject to the Lease.

SECTION 14.  END OF LEASE OPTIONS; DISPOSITION

14.1  Expiration of Lease.  By notice to the Lessor not later than fifteen (15) days prior to the expiration of the Base Term in respect of each Vehicle in the Fleet, the Lessee shall have the following two options; provided, however, if the Lessee shall not have timely elected the option contained in clause (a) below, it shall be deemed to have elected the Renewal Term as provided in clause (b) below:

(a)    The Lessee may arrange for a sale of such Vehicle, effective as of the last day of the Base Term therefor pursuant to Section 14.2(a). If the Lessee has not sold such Vehicle effective as of the last day of the Base Term, the Lessee will be deemed to have elected the Renewal Term for such Vehicle as provided in clause (b) below.

(b)    The Lessee may elect, in respect of such Vehicle, a renewal term of twelve months commencing on the expiration date of the Base Term (a “Renewal Term”). During the Renewal Term in respect of such Vehicle, the Lessee shall pay Renewal Rent for such Vehicle to the Lessor for each period during which Renewal Rent is payable and occurring during such Renewal Term and payable on each Rent Payment Date and on the Termination Date of the

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Lease (if such date is not a Rent Payment Date) in respect of such Vehicle or, in the case of any Vehicle sold pursuant to Section 13.1(c), on the Renewal Settlement Date therefor. Unless the Lessee shall have elected to terminate this Lease with respect to a Vehicle on a Renewal Sale Date as provided in Section 13.1(c), the Lessee shall arrange a sale of such Vehicle effective as of the last day of the Renewal Term therefor pursuant to Section 14.2(a).

14.2  Lessee Sale of Vehicles.  (a) The Lessor hereby appoints the Lessee, and the Lessee hereby agrees to act, as the exclusive Remarketing Agent for the Lessor with respect to all of the Vehicles to be sold pursuant to Section 14.1(a) or (b) and the Lessee shall, as agent for the Lessor, use its good faith efforts to sell each of the Vehicles in the Fleet as of the date required by Section 14.1(a) or (b) for cash. The Lessor hereby authorizes the Lessee, acting on behalf of the Lessor, to transfer to, or to direct the Nominee to transfer to, the purchaser of such Vehicles, “as-is, where-is, with all faults,” all right, title and interest of the Lessor and the Nominee to such Vehicles, without recourse or warranty, except for the absence of Lessor’s Liens. The Lessee or its designee shall have the right to bid for and purchase any Vehicle as part of a bona fide public sale pursuant to this Section, provided that a public sale need not be conducted if the Lessee reasonably believes that the net Fair Market Sales Value which would be received at a bona fide public sale would be less than the TRAC Amount. The Lessee’s appointment as the Remarketing Agent for the Lessor in respect of a Vehicle pursuant to this Section 14.2 shall (x) terminate on and as of the first day following the end of the Lease Term in respect of such Vehicle and (y) be suspended during the continuance of a Specified Default.

(b)    With respect to each Vehicle sold pursuant to Section 14.2(a), the Lessee shall pay to the Lessor on the last day of the Base Term or Renewal Term, as the case may be, (the “Remarketing Payment Date”), an amount equal to the sum of (i) the Net Sales Proceeds of such Vehicle (as such Net Sales Proceeds may be decreased as provided in Section 3.3(c)), (ii) any Rent due and payable on such date (including any TRAC Amount payable by the Lessee as determined in accordance with Section 3.3(b)), and (iii) to the extent not theretofore paid, Rent due and payable prior to (but not on) such date.

(c)    The Lessee shall not be entitled to any compensation for its services as the Remarketing Agent pursuant to Section 14.2(a).

(d)    If the Lessee shall have elected (or be deemed to have elected) the option set forth in Section 14.1(b) in respect of a Vehicle, but shall not have arranged the sale of such Vehicle on or prior to the last day of the Renewal Term in respect of such Vehicle (such last day being herein called the “Remarketing Termination Date”), the Lessee shall, at the Lessee’s sole expense, surrender such Vehicle to the Lessor at one or more of the locations designated in Schedule I hereto or any other mutually agreeable site and the Lessor shall either (i) use its best efforts to remarket and sell such Vehicle which has not been sold (the “Unsold Vehicle”) or (ii) appoint Lessee as its remarketing agent for such Unsold Vehicle. Notwithstanding the foregoing, if the Lessor has elected the storage option as provided in Section 14.3, the Unsold Vehicles in respect of which such election has been made shall be stored at any of the Lessee’s sites in the continental United States where it customarily holds such vehicles.

(e)    In addition, the Lessee shall pay to the Lessor on such Remarketing Termination Date an amount equal to the sum of (i) the TRAC Amount of such Unsold Vehicle

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as of the Remarketing Termination Date, (ii) any Rent due and payable on such date, and (iii) to the extent not theretofore paid, Rent due and payable prior to (but not on) such date.

(f)    In the event that the Lessee shall have surrendered any Unsold Vehicle to the Lessor pursuant to Section 14.2(d), the Lessor shall pay to the Lessee the Net Sales Proceeds on each date on which the Lessor sells any such Unsold Vehicle less any amounts then due and unpaid by the Lessee to the Lessor hereunder.

(g)    Upon the payment of the amounts specified in Sections 14.2(b) or (e) in respect of a Vehicle, the obligation of the Lessee to pay Rent with respect to the Vehicle for which such amount is paid shall terminate.

(h)    When an Unsold Vehicle is surrendered by the Lessee to the Lessor upon the Lessor’s election of its option pursuant to Section 14.2(d):

(i)     The Lessee shall deliver to the Lessor the documents furnished by the Manufacturer of such Vehicle and such other documents in the Lessee’s or any Affiliate’s possession relating to the maintenance and operation of such Vehicle and the certificate of title of such Vehicle;

(ii)    Such Vehicle shall satisfy all the requirements of Section 14.3; and

(iii)           Subject to the requirements of the last sentence of Section 14.3, the risk of loss with respect to such Vehicle shall pass to the Lessor.

14.3  Condition of a Vehicle at End of Lease; Storage.  Upon any expiration or termination for any reason of this Lease with respect to any Vehicle, such Vehicle, if the Lessee has not arranged the sale of such Vehicle as of the end of the Lease Term therefor pursuant to Section 14.2(a), shall be free and clear of all Liens except for Lessor’s Liens, and the Lessee shall have (a) caused such Vehicle to be in compliance with the provisions of Section 7, (b) made all alterations and modifications to such Vehicle required by then existing applicable law of the state where such Vehicle is titled and registered for vehicles of the Vehicle’s Model Year, make and model for the use and operation of such Vehicle, (c) caused such Vehicle to bear a valid inspection certificate if required by the laws of such state, and (d) furnished an Officer’s Certificate to the Lessor certifying that it has complied with the provisions of this Section 14.3. In addition, upon any expiration or termination for any reason of this Lease with respect to any Vehicle, if requested by the Lessor, until such Vehicle is sold by the Lessor to the Lessee or a third party in accordance with the terms of this Lease, but not for more than 120 days after surrender of such Vehicle to the Lessor by the Lessee, the Lessee shall, at its own cost and expense, maintain the Vehicle in the condition required by Section 7, store the Vehicle at the site of surrender and keep the Vehicle insured during such storage in accordance with Section 8.

14.4  Holding Over.  In addition to amounts payable by the Lessee to the Lessor pursuant to Section 14.2, if, on the Remarketing Termination Date in respect of a Vehicle, such Vehicle shall not have been delivered to the Lessor pursuant to Section 14.2(d), the Lessee shall continue to pay Rent at a daily rate during such holding over equal to 125% of the higher of Per Diem Rent and fair market rental value (as determined by mutual agreement of the Lessee and the Lessor or, failing such agreement, by an appraiser, at the Lessee’s expense, selected by the

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Lessor and reasonably acceptable to the Lessee). Such rent shall be payable on the last Business Day of each month. In the event any Unsold Vehicles shall have been delivered to the Lessor pursuant to Section 14.2(d) and provided that no Default or Event of Default then exists, this Lease shall terminate with respect to such Vehicles other than the Lessee’s obligations under the last sentence of Section 14.3.

SECTION 15.  CERTAIN COVENANTS

15.1  Further Assurances.  In each case at the Lessee’s cost and expense, the Lessor and the Lessee each agree to take all such further action, and to execute and deliver all such further documents or instruments, as the other party may reasonably request in order to carry out the intent of this Lease and to consummate the transactions contemplated hereby, including the titling and registration of Vehicles hereunder, noting the security interest of the Lessor in the Vehicles on the certificates of title issued pursuant hereto and taking all such other actions (including, without limitation, filing such documents and instruments) as are necessary or reasonably requested by the Lessor to maintain the Lessor’s perfected first priority security interest in the Vehicles.

15.2  Filing Financing and Continuation Statements.  To the fullest extent permitted by applicable law, and in each case at the Lessee’s expense, the Lessor and the Lessee agree that the Lessor may file financing and continuation statements, and may record and re-record and file and refile all documents, which are necessary to effectuate or continue the interest of the Lessor hereunder and the Lien of the assignment granted pursuant to Section 17 without the signature of the Lessee.

SECTION 16.  PAYMENT DUTY ABSOLUTE

This Lease is a net lease and notwithstanding any other provision of this Lease (but subject to Section 3.3(c)) the Lessee’s obligation to pay Rent is absolute, unconditional and without right of deduction, offset or abatement for any reason, and shall continue in full force and effect and shall not be affected by any circumstance including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right that the Lessee may have against the Lessor, in its individual capacity or as trustee under the Trust Agreement, the Owner Participant or any other Person for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any breach by the Lessor or the Owner Participant of their respective warranties, agreements or covenants contained in any of the Operative Documents, (b) any defect in the title, registration, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Vehicles, or any interruption or cessation in or prohibition of the use or possession thereof by the Lessee for any reason whatsoever, (c) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against the Lessee or (d) any other circumstance, happening, or event whatsoever, whether or not unforeseen or similar to any of the foregoing. If, for any reason whatsoever, this Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, the Lessee nonetheless agrees to pay an amount equal to each payment of Rent at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part and if the Lessee fails to make any such payment of such amount, such failure shall be treated (after

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continuing unremedied for any applicable grace period under Section 10) as if it were an “Event of Default” under Section 10 and the Lessor shall be deemed to have those remedies provided for by Section 11. This Lease shall be non-cancelable by the Lessee, and the Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, or to any diminution or reduction of Rent payable by the Lessee hereunder except in accordance with the express terms hereof. Nothing contained in this Section 16 shall prevent the Lessee from bringing a separate action for damages suffered by the Lessee as a result of the breach by any Person of any obligation owed by it to the Lessee or for equitable relief to obtain compliance with such obligation. If any amounts under the Lease are prepaid by Lessee more than seven (7) Business Days prior to the due date therefor, the Lessor may notify the Lessee that it will hold such amounts as security for such payment obligation until due and payable or may return such amounts to the Lessee.

SECTION 17.  ASSIGNMENT

The Lessee hereby assigns, transfers and conveys to the Lessor, as security for its obligations under this Lease and the other Operative Documents, all its right, title and interest in and to the Vehicles described in each Lease Supplement, together with all accessions, attachments, replacements, substitutions, modifications and additions thereto and all proceeds thereof.

SECTION 18.  MISCELLANEOUS

18.1  Notices.  All notices and other communications required under the terms and provisions hereof shall be given and shall become effective in accordance with the provisions of Section 8 of the Participation Agreement. The Lessee shall furnish the Owner Participant with a copy of all reports, notices, requests, demands, certificates and other instruments furnished hereunder.

18.2  Survival.  The provisions of Section 6 of the Participation Agreement are incorporated herein by reference.

18.3  Confidentiality.  Each party hereto hereby reaffirms and incorporates herein by reference the terms and conditions of its respective duties and obligations under Section 11 of the Participation Agreement.

18.4  Amendments.  Neither this Lease, nor any term or provision hereof, can be amended, waived, modified, supplemented, discharged or terminated, except, subject to Section 13(j) of the Participation Agreement, by an instrument in writing which is signed by the Lessor and the Lessee.

18.5  Severability.  If any provision of this Lease, or the application thereof to any Person or circumstance, shall, for any reason or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Lease, and the validity and enforceability of that provision with respect to other persons or circumstances or in other jurisdictions shall not be affected but, rather, shall be enforced to the extent permitted by applicable law.

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18.6  Successors and Assigns.  Subject to the provisions of Sections 9 and 13(c) of the Participation Agreement, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

18.7  Counterparts.  This Lease and any amendment, modification, waiver or supplement hereto may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall (subject to Section 18.11) be an original for all purposes, but all such counterparts shall together constitute but one and the same instrument.

18.8  Construction.  The section and paragraph headings in this Lease and the table of contents hereof are for convenience of reference only and shall neither be deemed to be a part of this Lease nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered or lettered sections, schedules or exhibits, unless otherwise indicated, are to sections, schedules and exhibits to this Lease. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

18.9  Governing Law.  This Lease shall be construed and enforced in accordance with and governed by the law of the State of New York.

18.10  The Lessor Not Acting in Individual Capacity.  This Lease is entered into by Wilmington Trust Company not individually but as the Owner Trustee under the Trust Agreement, in exercise of the power and authority conferred upon and invested in the Owner Trustee by the Trust Agreement, and it is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability (other than for willful misconduct or gross negligence) of Wilmington Trust Company, to pay any sum or to perform any covenant, either express or implied, in this Lease (all such liability, if any, being expressly waived by the Lessee) and that the Lessee, on behalf of itself and its successors and assigns, agrees in the case of any liability of Wilmington Trust Company hereunder (except for such liability attributable to willful misconduct or gross negligence) that it will look solely to the assets of the Lessor’s Estate; provided, however, that Wilmington Trust Company in its individual capacity, shall in any event be liable with respect to this Lease insofar as the breach thereof relates to the Lessor’s Liens or other defects of title resulting from claims against or acts or breaches by the Owner Trustee in its individual capacity or involving its gross negligence or willful misconduct; and provided further that the foregoing exculpations of the Owner Trustee shall not be deemed to be exculpations of any other Person.

18.11  Chattel Paper.  To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the U.C.C.), no security interest in this Lease may be created or perfected through the transfer of possession of any counterpart hereof other than the original counterpart which shall be the counterpart containing the receipt therefor executed by the Lessor on the signature page hereof.

18.12  Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF

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CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY VEHICLE OR OTHER PROPERTY MAY BE BROUGHT, AT THE LESSOR’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH VEHICLE OR OTHER PROPERTY MAY BE FOUND. THE LESSEE HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE LESSEE FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE LESSEE HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE LESSEE HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE LESSEE HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS.

18.13  Waiver of Jury Trial.  THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THE LESSEE ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LESSOR’S ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER OPERATIVE DOCUMENT.

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IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Lease to be duly executed and delivered as of the day and year first above written.

BRAC TRUST NO. 2005-[ ], by Wilminton Trust Company, not in its individual capacity but solely in its capacity as the trustee under the Trust Agreement, as Lessor

By
Title:

BUDGET RENT A CAR SYSTEM, INC., as Lessee

By
Title:

WILMINGTON TRUST COMPANY, in its individual capacity only to the extent set forth in Section 18.10 hereof and otherwise not in its individual capacity but solely as trustee under the Trust Agreement (BRAC Trust No. 2005-[ ])

By
Title:

Lease Agreement

Receipt of the original executed counterpart of the foregoing Lease Agreement is hereby acknowledged this __ day of May, 2005.

BRAC Trust No. 2005-[ ], by
Wilmington Trust Company,
not in its individual capacity but solely
as the trustee under the Trust Agreement

By:
Title:

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SCHEDULE I
to the
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RETURN LOCATIONS

Any of the following sites:

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SCHEDULE II
to the
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Closing Date Rent Factors

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SCHEDULE III
to the
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Pricing Assumptions

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SCHEDULE IV
to the
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TRAC AMOUNTS

TRAC Percentage
Renewal TRAC Percentage

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SCHEDULE V
to the
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Closing Date Renewal Termination Values

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EXHIBIT A
to the
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TRAC CERTIFICATE

This Certification is required in accordance with Section 7701(h) of the Internal Revenue Code of 1986 (the “Code”).

I.     The Lessor and the Lessee intend that the Lease be a “qualified motor vehicle operating agreement” as defined in the Code, therefore it is agreed:

(a)    The Lessor shall be the owner of each Vehicle for all purposes, including, without limitation, state and federal income, sales and other applicable tax purposes.

(b)    The Lessee’s certification shall apply to all Vehicles available for delivery to the Lessee on or after the date hereof.

II.     The Lessee hereby certifies, under penalty of perjury, that it intends that more than fifty percent (50%) of the use of each Vehicle leased from the Lessor is to be in a trade or business of the Lessee. The Lessee has been advised that it will not be treated as the owner of such vehicles for federal income tax or other tax purposes.

III.    Without representation as to the correctness of such certification and without any duty of inquiry of any nature, the Lessor has no knowledge that the Lessee’s certifications herein stated are false.

Executed as of __________________________, 20___.

BRAC TRUST NO. 2005-[ ], by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement	BUDGET RENT A CAR SYSTEM, INC.

By	By

Title	Title

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EXHIBIT B
to the
Lease Agreement

NOTE:    THIS LEASE SUPPLEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. ONLY THE ORIGINAL COUNTERPART OF THIS LEASE SUPPLEMENT CONTAINING THE RECEIPT THEREFOR EXECUTED BY WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE, ON THE SIGNATURE PAGE THEREOF, EVIDENCES THE MONETARY OBLIGATIONS OF THE LESSEE HEREUNDER AND TO THE EXTENT, IF ANY, THAT THIS LEASE SUPPLEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN SAID ORIGINAL EXECUTED COUNTERPART.

LEASE SUPPLEMENT NO. [ ]

LEASE SUPPLEMENT No. [ ], dated [ ], 2005, between BRAC TRUST NO. 2005-[ ], as Lessor (the “Lessor”), and BUDGET RENT A CAR SYSTEM, INC. (the “Lessee”).

Reference is made to the Lease Agreement (BRAC Trust No. 2005-[ ]) dated as of May ___, 2005 (the “Lease”), between the Lessor and the Lessee. Capitalized terms used herein without definition have the respective meanings specified therefor in the Lease.

NOW, THEREFORE, the Lessor and the Lessee hereby agree as follows:

1.    The Lessor hereby delivers and leases to the Lessee under the Lease, and the Lessee hereby unconditionally accepts and leases from the Lessor under the Lease, the Eligible Vehicles identified in Schedule A hereto (the “Vehicles”).

2.    Schedule A hereto contains for each Vehicle (i) the Specific Identification; (ii) the Purchase Price; (iii) the Per Diem Rent Factor (if applicable) pertaining to each of the Base Term and the Renewal Term; (iv) the Quarterly Rent Factor pertaining to each of the Base Term and the Renewal Term; and (v) the Scheduled Expiration Date.

3.    Schedule B hereto contains a schedule of percentages to be used in calculating Termination Value pertaining to each of the Base Term and the Renewal Term.

4.    Schedule C hereto contains a schedule of rent allocations as contemplated by Section 3.2 of the Lease.

5.    Annex A hereto is a TRAC Certificate executed and delivered by the Lessee with respect to the Vehicles. All the terms of Annex A are hereby incorporated and made a part hereof.

6.    The Lessor and the Lessee hereby confirm that the Funding Date with respect to the Vehicles is the date of this Lease Supplement.

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EXHIBIT B

7.    All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

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EXHIBIT B

IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Supplement No. [ ] to be duly executed as of the day and year first above written.

BRAC TRUST NO. 2005-[ ], by Wilmington Trust Company, acting in its individual capacity only to the extent expressly stated in Section 18.10 of the Lease and otherwise not in its individual capacity but solely as trustee under the Trust Agreement (BRAC Trust No. 2005-[ ]) dated as of May [  ], 2005, as Lessor

By:
Title:

BUDGET RENT A CAR SYSTEM, INC., as Lessee

By:
Title:

Receipt of the original executed counterpart of the foregoing Lease Supplement (BRAC Trust No. 2005-[ ]) No. ____ is hereby acknowledged this ___ day of [ ], 2005.

BRAC Trust No. 2005-[ ], by Wilmington Trust
not in its individual capacity but solely
as trustee under the Trust Agreement

By

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EXHIBIT B

IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Supplement No. ____ to be duly executed as of the day and year first above written.

BRAC TRUST NO. 2005-[ ], by Wilmington Trust Company, acting in its individual capacity only to the extent expressly stated in Section 18.10 of the Lease and otherwise not in its individual capacity but solely as trustee under the Trust Agreement (BRAC Trust No. 2005-[ ]) dated as of May [  ], 2005, as Lessor

By
Title:

BUDGET RENT A CAR SYSTEM, INC., as Lessee

By
Title:

Lease Agreement

SCHEDULE A
to the
Lease Supplement

INFORMATION RELATING TO VEHICLES

Make/Model of Vehicle	V.I.N. Number	Unit Number	Chassis PO Number	Box Length	Purchase Price	Vehicle Type	Per Diem Rent Factor	Quarterly Rent Factor	Scheduled Expiration Date

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SCHEDULE B
to the
Lease Supplement

TERMINATION VALUE PERCENTAGES

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SCHEDULE C
to the
Lease Supplement

RENT ALLOCATIONS

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ANNEX A
to the
Lease Supplement

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